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                                                                     EXHIBIT 5.1
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
The Sponsors and Trustee of Equity Investor Fund,
Premier World Portfolio Series 2, Defined Asset Funds:
We consent to the use in this Registration Statement No. 333-57373 of our opinion dated August 3, 1998, relating to the Statement of Condition of Equity Investor Fund, Premier World Portfolio Series 2, Defined Asset Funds and to the reference to us under the heading 'Miscellaneous--Auditors' in the Prospectus which is part of this Registration Statement.
DELOITTE & TOUCHE LLP
New York, N.Y.
August 3, 1998